SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934

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                       Date of Report: September 15, 2005

                            NUWAVE TECHNOLOGIES, INC.
               (Exact Name of Registrant as Specified in Charter)


          Delaware                    0-28606                 22-3387630
          --------                    -------                 ----------
(State or other jurisdiction        (Commission              (IRS Employer
     of incorporation)              File Number)           Identification No.)


109 N. Post Oak Lane, Suite 422, Houston, Texas 77024            77024
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      (Address of principal executive offices)                 (Zip code)


Registrant's telephone number, including area code:         (713) 621-2737
                                                            --------------


                                 Not Applicable
          (Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF PRINCIPAL OFFICERS.

      On September 15, 2005 NuWave Technologies, Inc. (the "Company") entered into an executive employment agreement (the "Agreement") with Mr. Tobin Smith ("Mr. Smith") whererby Mr. Smith shall serve as the Company's Chief Investment Officer. The initial term of the Agreement shall commence on September 15, 2005, shall expire on August 31, 2008 and shall be automatically extended for successive one (1)-year periods. The Company shall pay Mr. Smith a base salary ("Base Salary") of $120,000 per year, or such greater amount as set by the compensation committee of the Company's Board of Directors (the "Compensation Committee").

      In addition to the Base Salary Mr Smith is entitled to (a) a bonus of up to one hundred percent (100%) of the Base Salary if, and only if, Mr. Smith has met certain performance criteria as set by the Company's Compensation Committee,
(b) ten percent (10%) of all investment income received by the Company for which Mr. Smith has directly provided the services or for which Mr. Smith is responsible for supervising, (c) reimbursement by the Company for all reasonable and necessary expenses incurred in carrying out his duties, (d) participation, subject to all eligibility requirements, if any, in all health, dental, disability, life insurance and other benefit programs which cover substantially all of the Company's other employees and (e) receive such other benefits as may be approved from time to time by the Company.

      Mr. Smith shall also be granted options to purchase fifteen percent (15%) of the fully diluted shares outstanding as of the date of the Agreement of the Company's common stock at $0.05 per share. Mr. Smith shall be entitled to exercise up to one-third (1/3) of said shares upon the execution of the Agreement, up to an additional one-third (1/3) of said shares after two (2) years and all shares after three (3) years.




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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         NUWAVE TECHNOLOGIES, INC.

Date:    September 21, 2005              By: /s/ Timothy J. Connolly
                                             ---------------------------------
                                         Name: Timothy J. Connolly
                                         Title: Chief Executive Officer